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                                                FOLEY & LARDNER
                                                777 East Wisconsin Avenue,
                                                Suite 3800
                                                Milwaukee, Wisconsin  53202-5306
                                                414.271.2400 TEL
                                                414.297.4900  FAX
                                                www.foleylardner.com
                       February 28, 2003
                                                CLIENT/MATTER NUMBER
                                                081960-0102

The Inland Mutual Fund Trust
2901 Butterfield Road
Oak Brook, Illinois  60523

Ladies and Gentlemen:

     We have acted as counsel for you in connection with the preparation of an amendment to your Registration Statement on Form N-1A (the "Amended Registration") relating to the sale by you of an indefinite amount of Shares (as defined in your Trust Instrument, dated January 20, 1995) of The Inland Mutual Fund Trust, in the manner set forth in the Amended Registration. In this connection, we have examined: (a) the Amended Registration; (b) your Certificate of Trust, Trust Instrument and Bylaws, each as amended to date; (c) trust proceedings relative to the authorization for issuance of the Shares; and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares when sold as contemplated in the Amended Registration will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Amended Registration. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                Very truly yours,

                                /s/ Foley & Lardner

                                FOLEY & LARDNER

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